Exhibit 99.1

HP Inc. 1501 Page Mill Road Palo Alto, CA 94304

hp.com

News Release

HP Appoints Richard Clemmer to Board of Directors

Editorial contacts HP Inc. Media Relations MediaRelations@hp.com HP Inc. Investor Relations InvestorRelations@hp.com	PALO ALTO, Calif., February 27, 2020 — HP Inc. (NYSE: HPQ) today announced the appointment of technology industry leader Richard (“Rick”) Clemmer to HP’s Board of Directors.

Chip Bergh, Chair of HP’s Board of Directors, said, “Rick has a proven record of balancing disciplined cost cutting with growth investments, including through strategic transactions, that we believe will be additive to HP. The HP Board benefits from world-class directors with diverse skills and expertise to oversee the Company’s business and strategic execution. We are pleased to welcome Rick to the HP Board.”

Enrique Lores, HP President and CEO, said, “We are fortunate to have a strong board that knows the industry well and is committed to ensuring we create maximum value for all of our shareholders. Rick’s experience in the tech sector and operational leadership is directly relevant to our strategic and financial value plan. We will benefit from his expertise as we continue to lead HP forward.”

Clemmer said, “This is an especially exciting time for HP. Innovation across HP’s Personal Systems, Print, and 3D Printing and Digital Manufacturing businesses provides a strong foundation for growth and value creation. I am delighted to have the opportunity to work with Enrique and the Board to help guide HP’s continued market leadership.”

About Clemmer

Clemmer is currently CEO and Executive Director of NXP Semiconductors N.V., a global leader in secure connectivity solutions for embedded applications. Under his leadership, NXP has unlocked new sources of profitable growth, created significant shareholder value and strengthened the company’s position in key markets, including the acquisition and successful integration of Freescale.

Prior to becoming CEO of NXP, Clemmer was a member of NXP’s supervisory board and a senior advisor of Kohlberg Kravis Roberts & Co., a private equity and global investment firm that manages multiple alternative asset classes.

Clemmer also previously served as President and CEO of Agere Systems, where he drove the turnaround and re-emergence of Agere Systems Inc., a spin-out from Lucent Technologies Inc.

Clemmer also served as Chairman of u-Nav Microelectronics Corporation, a GPS technology provider, and as Executive Vice President and Chief Financial Officer of Quantum Corporation. Before that, Clemmer was Senior Vice President and Semiconductor Group Chief Financial Officer of Texas Instruments.

Clemmer also serves on the board of NCR Corporation.

About HP’s Board

With Clemmer’s appointment, the HP Board has temporarily expanded to 13 directors, 11 of whom are independent. As previously announced, former HP CEO Dion Weisler will continue to serve on HP’s Board of Directors until the 2020 Annual Meeting of Stockholders, at which point the HP Board will comprise 12 directors, 11 of whom are independent, including an independent Chairman, and the Company’s current CEO.

In connection with Clemmer’s appointment as a new independent director, HP has provided notice to Xerox that it has 10 days to nominate an additional candidate in connection with the 2020 Annual Meeting. Information regarding the HP Board and its recommended slate of director nominees will be presented in the Company’s definitive proxy statement and other materials to be filed with the U.S. Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2020 Annual Meeting. The date of the 2020 Annual Meeting has not yet been announced.

Forward-Looking Statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of expectation or belief; any statements relating to the plans, strategies and objectives of management or the HP Board of Directors for future operations and activities; any statements regarding HP’s strategic plans, potential future share repurchases or any potential strategic transactions; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include factors relating to HP’s ability to execute on its strategic plan, including the recently announced initiatives, business model changes and transformation; execution of planned structural cost reductions and productivity initiatives; potential developments involving Xerox Holdings Corporation; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy, business model changes and transformation; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution and reseller landscape; successfully competing and maintaining the value proposition of HP’s products, including supplies; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers, manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans;  disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or pandemics such as the novel coronavirus, and other natural or manmade disasters or catastrophic events; the impact of changes in tax laws, including uncertainties related to the interpretation and application of the Tax Cuts and Jobs Act of 2017 on HP’s tax obligations and effective tax rate; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, and HP’s other filings with the SEC.

HP assumes no obligation and does not intend to update these forward-looking statements. HP’s Investor Relations website at http://investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted.

Important Information

This document is not an offer to purchase or a solicitation of an offer to sell any securities.  If a tender offer or exchange offer is commenced, HP will file with the SEC a solicitation/recommendation statement on Schedule 14D-9.  Any solicitation/recommendation statement filed by HP that is required to be mailed to stockholders will be mailed to HP stockholders. HP STOCKHOLDERS ARE ADVISED TO READ HP’s SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO ANY EXCHANGE OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain free copies of the solicitation/recommendation statement on Schedule 14D-9 (when available), as well as any other documents filed by HP in connection with any tender offer or exchange offer, without charge at the SEC’s website at www.sec.gov.

HP intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2020 Annual Meeting of Stockholders. Any definitive proxy statement and a white proxy card will be mailed to HP’s stockholders. HP STOCKHOLDERS ARE URGED TO READ ANY PROXY STATEMENT AND OTHER RELEVANT MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These and other SEC filings made by HP may be obtained (when available) without charge at the SEC’s website at www.sec.gov and at the investor relations section of HP’s website at http://www.hp.com. In addition, investors and security holders will be able to obtain free copies of these documents from HP by directing a request to Investor Relations, 1501 Page Mill Road, Palo Alto, CA 94304, or by calling (650) 857-1501.

Certain Information Concerning Participants

HP and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies under the rules of the SEC. HP stockholders may obtain information regarding the names, affiliations and interests of HP’s directors and executive officers in HP’s Annual Report on Form 10-K for the year ended October 31, 2019, which was filed with the SEC on December 12, 2019, and its proxy statement for the 2019 Annual Meeting of Stockholders, which was filed with the SEC on February 26, 2019. To the extent holdings of HP securities have changed since the amounts printed in the proxy statement for the 2019 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the proxy statement to be filed by HP with the SEC in connection with the 2020 Annual Meeting, if and when it becomes available.

About HP Inc.

HP Inc. (NYSE: HPQ) creates technology that makes life better for everyone, everywhere. Through our product and service portfolio of personal systems, printers and 3D printing solutions, we engineer experiences that amaze. More information about HP Inc. is available at www.hp.com.